Exhibit 99.1

World Fuel Services Corporation Reports First Quarter 2016 Earnings

Generated $139 million of Operating Cash Flow in the First Quarter

MIAMI--(BUSINESS WIRE)--April 28, 2016--World Fuel Services Corporation (NYSE: INT) today reported first quarter net income of $52.4 million or $0.75 diluted earnings per share compared to $55.6 million or $0.78 diluted earnings per share in the first quarter of 2015. Excluding the impact of certain non-recurring expenses, adjusted first quarter net income was $53.6 million or $0.77 adjusted diluted earnings per share compared to $59.0 million or $0.83 diluted earnings per share in the first quarter of 2015. Non-GAAP net income and diluted earnings per share for the first quarter, excluding share-based compensation, amortization of acquired intangible assets and certain non-recurring expenses, were $63.1 million and $0.91, respectively, compared to $65.0 million and $0.91 in 2015.

“While results were impacted this quarter by the unseasonably warm weather in the U.K. and U.S. and continued weakness in the marine markets, our aviation and land segments performed well, with our overall volumes up 6% year-over-year,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “Despite the disruption in energy markets and continued global economic weakness, we remain confident in the ability of our diversified logistics, transaction and energy management business model to deliver near and long-term growth.”

The company’s aviation segment generated gross profit of $91.0 million, an increase of $8.1 million or 10% year-over-year. The company’s land segment posted gross profit of $93.6 million, an increase of $15.1 million or 19% year-over-year. The company’s marine segment generated gross profit of $39.2 million, a decrease of $14.8 million or 27% year-over-year.

“We generated $139 million of operating cash flow during the quarter, further strengthening our balance sheet and providing us with additional liquidity to invest in organic growth initiatives and strategic investment opportunities,” said Ira M. Birns, executive vice president and chief financial officer. “Our ability to consistently generate healthy levels of operating cash flow has contributed to improved returns on invested capital and reduced our level of net debt to just over $100 million.”

Non-GAAP Financial Measures

The non-GAAP financial measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, expenses related to acquisitions and other related charges, deferred revenue purchase accounting adjustments, and termination of employment agreement primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, the expenses related to acquisitions and other related charges, and termination of employment agreement expenses are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on our business or cash flows, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. We believe that the exclusion of the deferred revenue purchase accounting adjustment is useful to investors as an additional means to reflect trends of our business and provides investors with financial information that facilitates comparison of both historical and future results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our growth initiatives, investment opportunities, and the ability of our business model to drive growth. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 16, 2016. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

--- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts ---

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN MILLIONS)

	As of
	March 31,	December 31,
	2016	2015

Assets:
Current assets:
Cash and cash equivalents	$689.7	$582.5
Accounts receivable, net	1,673.2	1,812.6
Inventories	333.7	359.1
Prepaid expenses and other current assets	414.1	500.4

Total current assets	3,110.6	3,254.6

Property and equipment, net	229.2	225.6

Goodwill, identifiable intangible and other non-current assets	1,079.9	1,069.2

Total assets	$4,419.7	$4,549.4

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$28.8	$25.5
Accounts payable	1,158.2	1,349.6
Accrued expenses and other current liabilities	368.1	387.7

Total current liabilities	1,555.0	1,762.8

Long-term debt	776.5	746.7
Other long-term liabilities	115.0	118.5
Total liabilities	2,446.5	2,628.0

Equity:
World Fuel shareholders' equity	1,962.0	1,911.4
Noncontrolling interest equity	11.2	10.0
Total equity	1,973.2	1,921.4

Total liabilities and equity	$4,419.7	$4,549.4

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN MILLIONS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended
	March 31,
	2016	2015

Revenue	$5,192.6	$7,340.7
Cost of revenue	4,968.8	7,125.3

Gross profit	223.8	215.4

Operating expenses:
Compensation and employee benefits	95.9	88.6
Provision for bad debt	1.5	1.3
General and administrative	63.1	54.0

Total operating expenses	160.5	143.9

Income from operations	63.3	71.5
Non-operating expenses, net	(6.3)	(7.0)

Income before income taxes	57.1	64.5
Provision for income taxes	4.8	9.9

Net income including noncontrolling interest	52.3	54.6
Net loss attributable to noncontrolling interest	(0.1)	(1.0)

Net income attributable to World Fuel	$52.4	$55.6

Basic earnings per common share	$0.75	$0.79

Basic weighted average common shares	69.5	70.7

Diluted earnings per common share	$0.75	$0.78

Diluted weighted average common shares	70.0	71.4

Adjusted diluted earnings per common share was $0.77 and $0.83 for the three months ended March 31, 2016 and 2015, respectively. Please see the reconciliation of GAAP to Non-GAAP Financial Measures for a reconciliation of GAAP diluted earnings per common share to Adjusted diluted earnings per common share.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN MILLIONS)

	For the Three Months ended
	March 31,
	2016	2015

Cash flows from operating activities:
Net income including noncontrolling interest	$52.3	$54.6
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	18.4	13.4
Provision for bad debt	1.5	1.3
Share-based payment award compensation costs	4.1	4.2
Other	9.2	(8.5)
Change in cash collateral with financial counterparties	54.0	43.6
Changes in assets and liabilities, net of acquisitions	(1.0)	(1.7)
Total adjustments	86.2	52.3
Net cash provided by operating activities	138.5	106.9

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(45.3)	(3.7)
Capital expenditures	(14.1)	(13.1)
Other investing activities, net	6.9	5.3
Net cash used in investing activities	(52.5)	(11.5)

Cash flows from financing activities:
Borrowings of debt, net	25.0	6.7
Dividends paid on common stock	(4.2)	(2.6)
Other financing activities, net	(1.1)	(6.5)
Net cash provided by (used in) financing activities	19.7	(2.4)

Effect of exchange rate changes on cash and cash equivalents	1.5	(4.3)

Net increase in cash and cash equivalents	107.2	88.7

Cash and cash equivalents, as of beginning of period	582.5	302.3
Cash and cash equivalents, as of end of period	$689.7	$391.0

	WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
	RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
	(UNAUDITED - IN MILLIONS, EXCEPT EARNINGS PER SHARE DATA)

		For the Three Months ended
		March 31,
		2016	2015

	Non-GAAP financial measures and reconciliation:

	GAAP net income attributable to World Fuel	$52.4	$55.6
	Expenses related to the acquisitions and other related charges, net of income taxes (1)	1.2	-
	Deferred revenue purchase accounting adjustment, net of income taxes (2)	-	1.1
	Termination of employment agreement, net of income taxes (3)	-	2.3
	Adjusted net income attributable to World Fuel	$53.6	$59.0
	Share-based compensation expense, net of income taxes (4)	2.8	2.3
	Intangible asset amortization expense, net of income taxes (5)	6.7	3.7
	Non-GAAP net income attributable to World Fuel	$63.1	$65.0

	GAAP diluted earnings per common share	$0.75	$0.78
	Expenses related to the acquisitions and other related charges, net of income taxes	0.02	-
	Deferred revenue purchase accounting adjustment, net of income taxes	-	0.02
	Termination of employment agreement, net of income taxes	-	0.03
	Adjusted diluted earnings per common share	$0.77	$0.83
	Share-based compensation expense, net of income taxes	0.04	0.03
	Intangible asset amortization expense, net of income taxes	0.10	0.05
	Non-GAAP diluted earnings per common share	$0.91	$0.91

(1)	The pre-tax amount of expenses related to acquisitions and other related charges was $1.5 for the three months ended March 31, 2016.
(2)	The pre-tax amount of deferred revenue purchase accounting adjustment was $1.5 for the three months ended March 31, 2015.
(3)	The pre-tax amount of the termination of employment agreement was $3.8 for the three months ended March 31, 2015.
(4)	The pre-tax amount of share-based compensation expense was $4.1 and $3.4 for the three months ended March 31, 2016 and 2015, respectively.
(5)	The pre-tax amount of intangible asset amortization expense was $8.4 and $5.4 for the three months ended March 31, 2016 and 2015, respectively.

	WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
	BUSINESS SEGMENTS INFORMATION
	(UNAUDITED - IN MILLIONS)

		For the Three Months ended
		March 31,
		2016	2015
	Revenue:
	Aviation segment	$2,221.1	$2,897.0
	Land segment	1,695.0	2,123.0
	Marine segment	1,276.5	2,320.7
		$5,192.6	$7,340.7

	Gross profit:
	Aviation segment	$91.0	$82.9
	Land segment	93.6	78.6
	Marine segment	39.2	53.9
		$223.8	$215.4

	Income from operations:
	Aviation segment	$36.3	$27.8
	Land segment	34.0	31.8
	Marine segment	11.4	26.1
		$81.7	$85.7
	Corporate overhead - unallocated	18.4	14.2
		$63.3	$71.5

	SALES VOLUME SUPPLEMENTAL INFORMATION
	(UNAUDITED - IN MILLIONS)

		For the Three Months ended
		March 31,
		2016	2015
	Volume (Gallons):
	Aviation segment	1,626.4	1,449.9
	Land segment	1,213.1	1,117.6
	Marine segment (1)	2,022.6	2,021.6
	Consolidated Total	4,862.2	4,589.1

(1)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 7.7 for the three months ended March 31, 2016 and 2015.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President &
Chief Financial Officer
or
Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer